As filed with the Securities and Exchange Commission on August 29, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

Thermo Fisher Scientific Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2209186 (I.R.S. Employer Identification No.)

168 Third Avenue Waltham, Massachusetts (Address of Principal Executive Offices)	02451 (Zip Code)

PATHEON N.V. 2016 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Seth H. Hoogasian

Senior Vice President and General Counsel

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (781) 622-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount (number of shares) to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $1.00 par value per share	3,300,000(2)	$177.99	$587,367,000	$68,075.84

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2)                                 Represents the maximum number of shares of common stock of Thermo Fisher Scientific Inc. (“Thermo Fisher” or the “Registrant”), $1.00 par value per share issuable pursuant to outstanding restricted stock unit awards and outstanding option awards granted under the Patheon N.V. 2016 Omnibus Incentive Plan, as amended (the “Plan”), which awards were assumed by Thermo Fisher in connection with completion of the acquisition contemplated by the Purchase Agreement, dated as of May 15, 2017, by and between Thermo Fisher, Patheon N.V. (“Patheon”) and Thermo Fisher (CN) Luxembourg S.à r.l. (the “Acquisition”), and pursuant to awards to be granted after the date hereof under the Plan. The Acquisition was completed on August 29, 2017.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on August 28, 2017.

EXPLANATORY NOTE

Thermo Fisher Scientific Inc. (“Thermo Fisher” or the “Registrant”) is filing this Form S-8 Registration Statement relating to shares of Thermo Fisher common stock, $1.00 par value per share (“Thermo Fisher common stock”) issuable pursuant to outstanding restricted stock unit awards and outstanding option awards granted under the Patheon N.V. 2016 Omnibus Incentive Plan, as amended (the “Plan”), which awards were assumed by Thermo Fisher in connection with completion of the acquisition contemplated by the Purchase Agreement (the “Purchase Agreement”), dated as of May 15, 2017, by and between Thermo Fisher, Patheon N.V. (“Patheon”) and Thermo Fisher (CN) Luxembourg S.à r.l. (the “Acquisition”), and pursuant to awards to be granted after the date hereof under the Plan.

At the closing of the Acquisition, in accordance with the terms of the Purchase Agreement, Thermo Fisher assumed certain Patheon restricted stock unit awards and certain Patheon option awards that, in each case, were issued under the Plan and outstanding as of immediately prior to the closing of the Acquisition (the “Patheon Awards”), and the Patheon Awards were converted, in accordance with the terms of the Purchase Agreement, into awards relating to Thermo Fisher common stock. In addition, at the closing of the Acquisition, Thermo Fisher assumed the Plan for the purpose of granting future equity awards relating to Thermo Fisher common stock to employees who were employed by Patheon immediately prior to the effective time of the Acquisition, or who are hired after the closing of the Acquisition. This Registration Statement has been filed for the purpose of registering up to 3,300,000 shares of Thermo Fisher common stock issuable pursuant to the Patheon Awards assumed by Thermo Fisher and pursuant to awards to be granted after the date hereof under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended  (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Commission, are incorporated by reference herein:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2016; and

(c)                                  The description of the Registrant’s common stock, $1.00 par value per share, contained in the Registrant’s Form 8-A, filed with the Commission on September 9, 1999 and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration

Statement. Notwithstanding the foregoing, any information that has been or will be furnished (and not filed) with the Commission is not incorporated by reference in this Registration Statement or the accompanying prospectus.

Item 4.                                 Description of Securities.

Not Applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                                 Indemnification of Officers and Directors.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”), the Registrant’s Third Amended and Restated Certificate of Incorporation, as amended to date (“Charter”) and the Registrant’s Bylaws, as amended to date.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

The Registrant is governed by the provisions of the DGCL permitting the Registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the Registrant. The Registrant has an insurance policy which insures the directors and officers of the Registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties. The Registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

The Registrant Charter and Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant is indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such proceeding.

Item 7.                                 Exemption from Registration Claimed.

Not Applicable.

Item 8.                                 Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.                                 Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on this 29th day of August, 2017.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President and General Counsel

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Thermo Fisher Scientific Inc., hereby severally constitute and appoint Marc N. Casper, Stephen Williamson and Seth H. Hoogasian, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Thermo Fisher Scientific Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc N. Casper	President, Chief Executive Officer and Director	8/29/2017
Marc N. Casper	(Principal Executive Officer)

/s/ Stephen Williamson	Senior Vice President and Chief Financial Officer	8/29/2017
Stephen Williamson	(Principal Financial Officer)

/s/ Peter Hornstra	Vice President and Chief	8/29/2017
Peter Hornstra	Accounting Officer
(Principal Accounting Officer)

/s/ Jim P. Manzi	Chairman of the Board and Director	8/29/2017
Jim P. Manzi

/s/ Nelson J. Chai	Director	8/29/2017
Nelson J. Chai

/s/ C. Martin Harris, MD	Director	8/29/2017
C. Martin Harris, MD

/s/ Tyler E. Jacks	Director	8/29/2017
Tyler E. Jacks

/s/ Judy C. Lewent	Director	8/29/2017
Judy C. Lewent

/s/ Thomas J. Lynch	Director	8/29/2017
Thomas J. Lynch

/s/ William G. Parrett	Director	8/29/2017
William G. Parrett

/s/ Lars R. Sørensen	Director	8/29/2017
Lars R. Sørensen

/s/ Scott M. Sperling	Director	8/29/2017
Scott M. Sperling

/s/ Elaine S. Ullian	Director	8/29/2017
Elaine S. Ullian

/s/ Dion J. Weisler	Director	8/29/2017
Dion J. Weisler

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated in this Registration Statement by reference).

4.2

Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 14, 2006 and incorporated in this Registration Statement by reference).

4.3

Bylaws of the Registrant, as amended and effective as of March 1, 2017 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2017 and incorporated in this Registration Statement by reference).

4.4

Patheon N.V. 2016 Omnibus Incentive Plan (filed as Exhibit 10.16 to the Registration Statement on Form S-1 filed by Patheon N.V. on June 16, 2016 and incorporated in this Registration Statement by reference).

4.5	Amendment to Patheon N.V. 2016 Omnibus Incentive Plan, dated March 7, 2017.

4.6	Amendment to Patheon N.V. 2016 Omnibus Incentive Plan, dated August 23, 2017.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Registrant.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24	Power of Attorney (included on the signature page of this Registration Statement).